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                                                                    EXHIBIT 10.2

                                                                  Execution Copy
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                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (hereinafter "this Agreement") is made this 14th day of December, 1998, between Better Materials Corporation, a Pennsylvania corporation, (hereinafter "the Company") and Brian Hessenthaler (hereinafter "the Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is an indirect wholly-owned subsidiary of USS Holdings, Inc. ("USSH");

          WHEREAS, the Company desires to employ the Executive;

          WHEREAS, during the course of the Executive's employment, the Executive may be required to perform certain duties on behalf of a company controlling, controlled by or under common control with the Company (such companies hereinafter collectively called "Affiliates") and to accept such offices in any Affiliates as the Company may require; and

          WHEREAS, the Executive desires to be so employed by the Company, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and the Executive hereby agree as follows:

          1.   Employment.  The Company hereby agrees to employ the Executive,
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and the Executive hereby agrees to serve as a senior executive of the Company.
The Executive agrees to perform such services customary to such office as shall from time to time be assigned to him by the President of the Company or the Chief Financial Officer of USSH. The Executive further agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company. The Executive may
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be required in pursuance of his duties hereunder to perform services for an
Affiliate and to accept such offices in any Affiliates as the Company may require. The Executive shall not be required to have his primary place of employment more than 25 miles from his current place of employment.

          2.   Term of Employment.  The employment hereunder shall be for a term
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of two years commencing on the Closing Date (as such term is defined in the
Agreement and Plan of Merger among the Company, BMC Acquisition Company and U.S. Silica Company dated October 30, 1998) and ending on the second anniversary thereof (the "Expiration Date"), unless terminated earlier pursuant to Paragraph 4 of this Agreement (the "Term of Employment").

          3.   Compensation and Other Related Matters.
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               (a)  Salary. As compensation for services rendered hereunder, the
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Executive shall receive a minimum Annual Salary of One Hundred Seventy Five
Thousand dollars ($175,000), which salary shall be paid in accordance with the Company's then prevailing payroll practices.

               (b)  Signing Bonus. As an inducement to the Executive to enter
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into this Agreement, as of the effectiveness hereof the Executive shall receive
One Hundred Sixty Five Thousand dollars ($165,000).

               (c)  Bonus. During the term of this Agreement, and in the
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Company's sole discretion, the Executive shall be eligible to receive an annual bonus which is approved by the Board of Directors of USSH to be calculated in accordance with USSH'a bonus program for its senior executives as it is developed from time to time with performance targets to be established from year to year.
               (d)  Other Benefits.  The fringe benefits, perquisites and other
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benefits of employment to be provided to the Executive shall be equivalent to such benefits and

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perquisites as are provided to other senior executives of USSH as amended from time to time. The Company acknowledges and agrees that the Executive shall be entitled to keep the automobile currently being used by the Executive.

               (e)  Restricted Stock. The Company shall, in its sole discretion,
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make available for purchase by the Executive shares of common stock of USSH on substantially the same terms as such stock is made available to other senior executives of USSH. In addition, in the Company's sole discretion, the Company shall grant the Executive restricted shares of stock in USSH.

          4.   Termination.
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               (a)  Disability. If, as a result of the incapacity of the
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Executive due to physical or mental illness, the Executive is unable to perform substantially and continuously the duties assigned to him hereunder, with or without a reasonable accommodation, for a period of three (3) consecutive months or for a non-consecutive period of nine (9) months during the Term of Employment, the Company may terminate his employment for "Disability" upon thirty (30) days prior written notice to the Executive.

               (b)  Death.  The Executive's employment shall terminate
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immediately upon the death of the Executive.

               (c)  Cause. The Company shall be entitled to terminate the
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Executive's employment for "Cause." Termination by the Company of the employment of the Executive for "Cause" shall mean termination based upon (i) the willful failure by the Executive to follow directions communicated to him by the President of the Company or the Chief Financial Officer of USSH provided that such directions are in writing and are neither illegal, immoral or unethical;
(ii) a conviction of, a plea of nolo contendere regarding, a guilty plea or confession by the Executive to an act of fraud, misappropriation or embezzlement or to a felony; (iii) the

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Executive's habitual drunkenness or use of illegal substances; (iv) a material breach by the Executive of this Agreement with respect to the misuse or unauthorized disclosure of Confidential Information (as defined below); or (v) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause. With respect to clauses (i) and (v) above, the Executive shall be entitled to receive written notice allowing the Executive 30 days to cure any conduct referred to in said clauses that is reasonably likely to be able to be cured.

               (d)  Termination Without Cause by the Company.  The Company may
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terminate the Executive's employment under this Agreement at any time for any reason other than "Cause" upon thirty (30) days prior written notice to the Executive.

          5.   Compensation Upon Termination or During Disability.
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               (a)  Disability. During any period that the Executive fails to
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perform his full-time duties with the Company as a result of incapacity due to physical or mental illness (the "Disability Period"), the Executive shall continue to receive his Annual Base Salary at the rate set forth in Paragraph 3(a) of this Agreement, less any compensation payable to the Executive under the applicable disability insurance plan of the Company during such period, until this Agreement is terminated pursuant to Paragraph 4(a) hereof. Thereafter, or in the event the Executive's employment shall be terminated by reason of his death, the Executive's benefits shall be determined under the Company's insurance and other compensation programs then in effect in accordance with the terms of such programs and the Company shall have no further obligation to the Executive under this Agreement or otherwise.

               (b)  Death. In the event of the Executive's death, the
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Executive's beneficiary shall be entitled to receive the Executive's Annual
Salary at the rate set forth in Paragraph 3(a) of this Agreement until the date of his death. Thereafter, the Company shall have

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no further obligation to the Executive or the Executive's beneficiary under this
Agreement or otherwise.

               (c)  Cause. If the Executive's employment shall be terminated by
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the Company for "Cause" as defined in Paragraph 4(c) of this Agreement, the
Company shall continue to pay the Executive his Annual Base Salary at the rate set forth in Paragraph 3(a) of this Agreement through the date of termination of the Executive's employment. Thereafter, the Company shall have no further obligation to the Executive under this Agreement or otherwise.

               (d)  Termination Without Cause by the Company; Expiration of
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Agreement. If (i) the Company voluntarily terminates the Executive's employment
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with the Company pursuant to Paragraph 4(d) of this Agreement or (ii) the
Executive and the Company fail to enter into a new agreement with respect to the employment of the Executive within ninety days after the Expiration Date and the Executive's employment with the Company is terminated either by the Company or by the Executive, then the Company shall pay the Executive an amount equal to two (2) years of his Annual Salary at the rate in effect at the date of termination of the Executive's employment in same manner and at the same times as are in accordance with the practice with respect to payment of the Executive's compensation as of such date of termination; provided that, the
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Company may elect to pay any unpaid portion of such two (2) years Annual Salary at any time. Thereafter, the Executive acknowledges that the Company shall have no further obligation to the Executive under this Agreement or otherwise. There shall be no duty on the part of the Executive to mitigate damages, nor is the Company or any affiliate of the Company entitled to a right of set-off.

          6.   Confidentiality and Restrictive Covenants.
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               (a)  The Executive acknowledges that:

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                    (i)   the business in which the Company is engaged is
intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain/all of the Company's plans for creation, acquisition or disposition of products or publications, expansion plans, financial status and plans, products, improvements, formulas, designs or styles, method of distribution, customer lists, product development plans, rules and regulations, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company's business (collectively, "Confidential Information");

                    (ii) the direct or indirect disclosure of any Confidential Information to existing or potential competitors of the Company would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company's business;

                    (iii) by his training, experience and expertise, the Executive's services to the Company will be special and unique; and

                    (iv) if the Executive leaves the Company's employ to work for a competitive business, in any capacity, it would cause the Company irreparable harm.
                    (v) references to Company in this paragraph 6 shall include the Company and the Affiliates.

               (b)  Covenant Against Disclosure. The Executive therefore
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covenants and agrees that all Confidential Information relating to the business products and services of the Company, any Affiliate or customer shall be and remain the sole property and confidential business information of the Company, free of any rights of the Executive. The Executive further agrees not to make any use of the confidential information except in the performance of his duties hereunder and not to disclose the information to third parties, without the prior written

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consent of the Company. The obligations of the Executive under this Paragraph 6 shall survive any termination of this Agreement. The Executive agrees that, upon any termination of his employment with the Company, all Confidential Information in his possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) will forthwith be returned to the Company and will not be retained by the Executive or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

               (c)  Non-competition. The Executive agrees that, during the Term
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of Employment and for a period of three (3) years following the date of termination of the Executive's employment with the Company for any reason (including by reason of the failure of the Company and the Executive to enter into a new agreement with respect to the employment of the Executive within ninety days of the Expiration Date), the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with any business conducted by the Company or any of its subsidiaries or affiliates, in any area where such business is being conducted on the date the Executive's employment is terminated hereunder and as to which the Executive has material responsibilities.

               (d)  Further Covenant. Until the date which is three (3) years
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after the date of the termination of the Executive's employment hereunder for any reason, the Executive will not, directly or indirectly, take any of the following actions, and, to the extent the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company or any of the

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Affiliates during the period of the Executive's employment, the Executive will use his best efforts to ensure that such business does not take any of the following actions:

               (i) persuade or attempt to persuade any client of the Company to cease doing business with the Company or any Affiliate, or to reduce the amount of business it does with the Company or any Affiliate;

               (ii) solicit for himself or any entity the business of a client of the Company or any Affiliate, or solicit any business which was a client of the Company or any Affiliate within six months prior to the termination of the Executive's employment;

               (iii) persuade or attempt to persuade any employee of the Company or any Affiliate or any individual who was its employee of the Company or any Affiliate during the two (2) years prior to the Executive's termination of employment, to leave the employ of the Company or any of its subsidiaries or affiliates.

          7.   Breach by Employee.  Both parties recognize that the services to
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be rendered under this Agreement by the Executive are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of the Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Executive. Without limiting the generality of the foregoing, the parties acknowledge that a breach by the Executive of his obligations under Paragraph 6 would cause the Company irreparable harm, that no adequate remedy at law would be available in respect thereof and that therefore the Company would be entitled to injunctive relief with respect thereto.

          8.   Miscellaneous.
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               (a)  Successors; Binding Agreement. This Agreement and the
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obligations of the Company hereunder and all rights of the Executive hereunder shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that the duties of the Executive hereunder are personal to the Executive and may not be delegated or assigned by him.

               (b) Notice.  All notices of termination and other communications
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provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

               If to the Company to:

               Better Materials Corporation
               c/o U.S. Silica Company
               Route 522
               P.O. Box 187
               Berkeley Springs, WV

               Telephone:  304-258-2500
               Telecopy:  304-258-3500

               Attention:  President

               and to:

               D. George Harris & Associates, Inc.
               399 Park Avenue, 32nd Floor
               New York, New York 10022

               Telephone:  212-750-3510
               Telecopy:  212-207-6470

               Attention:  Donald G. Kilpatrick, Esq.


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               If to the Executive to:

               Brian Hessenthaler
               Better Materials Corporation
               P.O. Box 196
               Penns Park, PA 18943

               Telephone:  215-598-8361
               Telecopy:  215-598-8368

               and to:

               Steven Gershman, Esq.
               528 Fayette Street
               Conshohocken, PN 19428

               Telephone:  610-941-4055
               Telecopy:  610-941-0959

or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt.

               (c)  Governing Law. This Agreement shall be governed by and
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construed in accordance with the laws of the State of Pennsylvania without regard to the conflict of law rules thereof.

               (d)  Waivers. The waiver of either party hereto of any right
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hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

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               (e)  Validity. The invalidity or enforceability of any provision
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of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope or activity, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

               (f)  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               (g)  Entire Agreement. This Agreement sets forth the entire
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agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party in respect of said subject matter.

               (h)  Headings Descriptive. The headings of the several paragraphs
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of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

               (i)  Capacity. The Executive represents and warrants that he is
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not a party to any agreement that would prohibit him from entering into this
Agreement or performing fully his obligations hereunder.

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          IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first written above.

BRIAN HESSENTHALER                  BETTER MATERIALS CORPORATION


_______________________________     By:__________________________
                                       Name:
                                       Title:

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